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                                 EXHIBIT 10.42





                               FOURTH AMENDMENT
                                    TO THE
                 LAW COMPANIES GROUP, INC. 401(k) SAVINGS PLAN

     THIS FOURTH AMENDMENT to the Law Companies Group, Inc. 401(k) Savings Plan (the "Plan"), made as of the day and year noted on the last page hereof, by Law Companies Group, Inc. (the "Company"), to be effective as noted below.

                             W I T N E S S E T H:

     WHEREAS, the Company sponsors and maintains the Plan for the exclusive benefit of its employees and their beneficiaries, and, pursuant to Section 12.2(a) thereof, the Company has the right to amend the Plan at any time; and

     WHEREAS, the Company wishes to amend the Plan at this time for the purpose of adding an additional annual discretionary matching contribution component to the Plan, providing that different matching percentages may be made depending upon a participant's level of contributions, and for other purposes;

     NOW, THEREFORE, the Plan is hereby amended as follows effective as indicated below:

                                      I.

     Section 1.69 of the Plan is amended effective as of January 1, 1997, by adding the following sentence at the end thereof:

     The Company may determine that the Matching Percentage for a period may differ depending upon the level (on a percentage of Compensation basis) at which a Participant is contributing (e.g., the Matching Percentage may be 100% for the first 2% of Compensation contributed, and 50% for the next 3% of Compensation contributed). Any such differentiation in Matching Percentages shall be nondiscriminatory and uniform for all Participants who are contributing the same percentage of Compensation.


                                      II.

     A new subsection (h) is added after subsection (g) of Section 3.1 of the Plan to read as follows effective as of January 1, 1997:

          (h)  Additional Discretionary Matching Elective Contributions.

               (i) Amount. In accordance with Section 3.3 of this Plan, as soon as practicable after the end of each Plan Year, each Employer shall make additional discretionary Matching Elective Contributions to this Plan in an amount equal to the aggregate amounts to be allocated pursuant to paragraph (ii) below to those Participants (1) who were employed by such Employer on the last
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          day of such Plan Year and (2) who were credited with at least 1000
          Hours of Service during such Plan Year. The aggregate amount of such additional discretionary Matching Elective Contributions to be made by all Employers shall be determined as soon as administratively practicable after the end of each Plan Year by the Company in its sole discretion, may be zero, and shall be communicated to Employees.

                (ii) Allocation. Additional discretionary Matching Elective Contributions made with respect to a Plan Year shall be allocated as soon as practicable following the date all such contributions from each Employer are received by the Insurance Company or the Trustee, as applicable, to the Matching Elective Contributions Account of each Participant (1) who was employed by such Employer on the last day of such Plan Year and (2) who was credited with at least 1000 Hours of Service during such Plan Year, so that each such Participant's Account receives an allocation of an amount equal to the total of such additional discretionary Matching Elective Contributions made for such Plan Year multiplied by a fraction, the numerator of which is the aggregate Elective Contributions made by such Participant for such Plan Year, and the denominator of which is the aggregate Elective Contributions made by all such Participants for such Plan Year.

                (iii) Treatment of Additional Discretionary Matching Elective Contributions. For all purposes of this Plan, additional discretionary Matching Elective Contributions made under this subsection (h) shall be treated in the same manner as Matching Elective Contributions made under Section 3.1(e), except for the allocation thereof as provided in this subsection (h). For example, the provisions of Section 3.6 through 3.9 shall apply to such contributions.

                                     III.

     All other provisions of the Plan not inconsistent herewith are hereby confirmed and ratified.
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IN WITNESS WHEREOF, this Fourth Amendment to the Plan has been executed by the
Company and its corporate seal attached hereto this 14th day of February, 1997.



COMPANY:

[CORPORATE SEAL]                            LAW COMPANIES GROUP, INC.


                                       By: /s/ Bruce T. Coles
                                          --------------------------------
                                       Title:
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ATTEST:



By: Darryl B. Segraves
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Title:
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